UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2023

Via Renewables, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36559	46-5453215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12140 Wickchester Ln, Ste 100

Houston, Texas 77079

(Address of Principal Executive Offices)

(Zip Code)

(713) 600-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of exchange on which registered
Class A common stock, par value $0.01 per share	VIA	The NASDAQ Global Select Market
8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share	VIASP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 29, 2023, Via Renewables, Inc., a Delaware corporation (the “Company”), Retailco, LLC, a Texas limited liability company (“Parent”), and NuRetailco LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Agreement”). Pursuant to the Agreement, and upon the terms and subject to the conditions described therein and in accordance with the General Corporation Law of the State of Delaware, as amended, all of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), except for certain shares described below, will be acquired by Parent for $11.00 per share in cash (the “Merger Consideration”) in a transaction in which Merger Sub will be merged with and into the Company (the “Merger,” and, collectively with the other transactions contemplated in the Agreement, the “Transactions”), with the Company surviving the Merger and becoming a wholly-owned subsidiary of Parent as a result of the Merger (the “Surviving Corporation”). Defined terms used in this Current Report on Form 8-K (this “Form 8-K”) but not defined herein have the meanings given to them in the Agreement, which is filed as an exhibit to this Form 8-K.

Merger Consideration

At the effective time of the Merger (the “Effective Time”), each share of Class A Common Stock issued and outstanding immediately prior to the Effective Time, other than any Dissenting Shares (as defined in the Agreement) and any shares of Company Class A Common Stock held immediately prior to the Effective Time by (i) the Company or any of its subsidiaries (or held in the Company’s treasury); (ii) by Parent, Merger Sub or any of their respective Subsidiaries; or (iii) by William Keith Maxwell, III and person or entity controlled by him (collectively the “Excluded Shares”), will be converted into the right to receive the Merger Consideration. All shares that are converted into the right to receive the Merger Consideration will cease to be outstanding and shall automatically be canceled and cease to exist at the Effective Time, and only represent the right to receive the Merger Consideration. All Excluded Shares held immediately prior to the Effective Time by the Company or any of its Subsidiaries (or held in the Company’s treasury) or (ii) by Parent, Merger Sub or any of their respective Subsidiaries, in each case, shall automatically be canceled and cease to exist as of the Effective Time and no Merger Consideration shall be delivered or deliverable thereof. Each share of Class A Common Stock held by Mr. Maxwell and any person or entity controlled by him that was issued and outstanding immediately prior to the Effective Time, if any, shall be unchanged and shall remain issued and outstanding as common stock of the Surviving Corporation. Additionally, each share of the Company’s Class B common stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) and Company Series A Preferred Stock that was issued and outstanding immediately prior to the Effective Time, if any, shall be unchanged and shall remain issued and outstanding as common stock and preferred stock, respectively, of the Surviving Corporation.

As a result of the Merger and the Transactions, the Class A Common Stock would cease to trade on The Nasdaq Stock Market (“NASDAQ”). The Company expects that its Series A Preferred Stock will continue to trade on NASDAQ following the transaction and that the Company will continue to file reports under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) with the Securities and Exchange Commission (the “SEC”).

At the Effective Time, each Company restricted stock unit (“Company RSUs”) outstanding immediately prior to the Effective Time and issued pursuant to the Company’s Second Amended and Restated Long Term Incentive Plan, other than any Company RSUs held by Mr. Maxwell, shall by virtue of the Merger and without any action by Parent, Merger Sub, the Company or the holder of such Company RSU, be canceled, extinguished and converted into the right to receive from the Surviving Corporation an amount in cash, without interest, equal to the product of (i) the Merger Consideration multiplied by (ii) the total number of shares of Common Stock underlying the Company RSUs. Each Company RSU held by Mr. Maxwell that was issued and outstanding immediately prior to the Effective Time shall automatically be canceled and cease to exist at the Effective Time and no consideration therefor shall be delivered or deliverable to Mr. Maxwell.

The Agreement was entered into following receipt of proposals by Mr. Maxwell on September 5, 2023 and November 15, 2023 (collectively, the “Proposal”), in which Mr. Maxwell expressed interest in purchasing all of the Company’s Class A Common Stock not held by Mr. Maxwell. After receiving the first Proposal, the board of Directors of the Company (the “Board”) formed a special committee of the Board, excluding Mr. Maxwell and consisting entirely of disinterested and independent directors (the “Special Committee”), to engage in the discussions contemplated by the Proposal, including with the authority to reject the Proposal. The Special Committee engaged independent financial and legal advisors and negotiated the terms and conditions of the Agreement and Transactions.

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At a meeting held on December 29, 2023, the Special Committee determined that (a) the terms of the Agreement, the Merger, the Merger Consideration and the Transactions, are fair to, and in the best interests of the Company and its stockholders (other than holders of Excluded Shares in Insider Shares), (b) the Merger and the Transactions are in the best interests of the Company and its stockholders (other than other than holders of Excluded Shares in Insider Shares), (c) it is advisable for the Company to execute and deliver the Agreement and to perform its covenants and other obligations under the Agreement and to consummate the Merger upon the terms and conditions set forth in the Agreement, and (d) it is advisable to recommend that the stockholders of the Company approve and adopt the Agreement and the transactions contemplated thereby (including the Merger and the Transactions). At a meeting on December 29, 2023, the Board (excluding Mr. Maxwell), acting on the unanimous recommendation of the Special Committee approved the recommendation of the Special Committee, and determined that (a) the terms of the Agreement, the Merger, the Merger Consideration and the Transactions, are fair to, and in the best interests of the Company and its stockholders (other than certain excluded shares as set forth in the Agreement and Plan of Merger), (b) the Merger and the Transactions are in the best interests of the Company and its stockholders (other than holders of Excluded Shares in Insider Shares), (c) it is advisable for the Company to execute and deliver the Agreement and to perform its covenants and other obligations under the Agreement and to consummate the Merger upon the terms and conditions set forth in the Agreement, and (d) it is advisable to recommend that the stockholders of the Company approve and adopt the Agreement and the transactions contemplated thereby (including the Merger and the Transactions) (the “Board Recommendation”).

Stockholders of the Company will be asked to vote to approve and adopt the Agreement and the Transactions, including the Merger, at a stockholders’ meeting. The Merger and the Transactions require (collectively, the “Requisite Company Vote”) the affirmative vote of (i) a majority of holders of Common Stock issued and outstanding, (ii) as a non-waivable condition, the holders of a majority of Common Stock, other than Excluded Shares and shares held by the Company’s directors, officers or their immediately family members (the “Insider Shares”).

Representations, Covenants and Conditions to Closing

The Agreement includes certain representations, warranties and covenants of the Company, on one hand, and Parent and Merger Sub on the other, including certain restrictions with respect to the Company’s business between the date of the Agreement and the consummation of the Merger.

The Company, Parent and Merger Sub also agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, as promptly as reasonably practicable, the Transactions (including by using reasonable best efforts to cause the conditions to closing set forth in the Agreement). The Company is required to give notice to Parent as promptly as reasonably practicable upon becoming aware of any condition, event or circumstance that will result in any of the Company’s Representations and Warranties and Performance Obligations (as defined in the Agreement) not being met, and Parent shall give notice to the Company as promptly as reasonably practicable upon becoming aware of any condition, event or circumstance that will result in any of the Parent and Merger Sub’s Representations and Warranties and Performance of Obligations not being met; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under the Agreement.

Go-Shop Period

The Agreement provides for a period (the “Go-Shop Period”) commencing on the date of the Agreement and ending thirty days thereafter (the “Go-Shop Period End Date”), during which time the Company and its representatives, acting at the direction and under the supervision of the Special Committee, may initiate, solicit or knowingly encourage the making of a proposal for a Competing Transaction (as defined in the Agreement) and share information with potential bidders. After the Go-Shop Period End Date, the Company must cease and terminate any discussions or negotiations with other parties regarding a transaction, except for Excluded Parties. “Excluded Party” means any Third Party (a person other than Parent or Merger Sub) from which the Company receives during the Go-Shop Period a bona fide proposal for a Competing Transaction that remains pending as of, and has not been withdrawn on or prior to, the Go-Shop Period End Date and the Special Committee determines in good faith on or prior to the Go-Shop Period End Date (or within one Business Day thereafter for any such proposal received on the Go-Shop Period End Date), after consultation with the Special Committee’s financial advisor and outside legal advisors, constitutes or could reasonably be likely to result in a Superior Proposal.

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No Solicitation

The Company has also agreed that from and after the Go-Shop Period End Date and through the remainder of the Covenant Period (the period of time beginning on the date of the Agreement until the earlier of the Effective Time or termination of the Agreement), the Company will not, and will cause its Subsidiaries and use reasonable best efforts to cause its Representatives (meaning its officers, directors, employees, accountants, consultants, agents, legal counsel and financial advisors) not to, directly or indirectly, (A) initiate, solicit or knowingly encourage the making of a Competing Transaction, participate or engage in any discussions or negotiations with any Person (as defined in the Agreement) who has made or informs the Company that it is considering making a Competing Transaction, (B) furnish or provide any non-public information or data regarding the Company or its Subsidiaries to any Person who has made or informs the Company that it is considering making a proposal for a Competing Transaction, (C) enter into any letter of intent or agreement in principal, or other agreement providing for a Competing Transaction, (D) agree to, approve, endorse or recommend any Competing Transaction or enter into any letter of intent or contract or commitment contemplating or otherwise relating to any Competing Transaction; or (E) release any Excluded Party or any Third Party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party except as the Company Special Committee otherwise determine is necessary to satisfy its fiduciary duties or applicable Law (as defined in the Agreement).

Further, the Company Special Committee or Board shall not (A) change, withhold, withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub, or propose publicly to change, withhold, withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub, the Board Recommendation (as defined in the Agreement); (B) adopt, approve or recommend, or propose to adopt, approve or recommend, any Competing Transaction; (C) fail to make the Board Recommendation or fail to include the Board Recommendation in the Proxy Statement (required by Regulation 14A promulgated under the Exchange Act); (D) fail to recommend against any Competing Transaction subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within 10 Business Days after the commencement of such Competing Transaction; or (E) resolve or publicly announce its intention to do any of such actions under clauses (A) through (D) of this paragraph (any of such actions under clauses (A) through (E) of this paragraph being referred to as a “Change in Company Recommendation”).

The restrictions on solicitation contain exceptions for discussion with Excluded Parties, as well as any Third Party who, after the Go-Shop Period End Date, has made a written proposal for a Competing Transaction (that did not arise due to a breach of the Agreement), and for which the Special Committee determines, after consultation with its financial advisor and outside legal counsel constitutes or could reasonably likely to lead to a Superior Proposal, as well as communications to clarify and understand the terms of such Competing Transaction or as the Company Special Committee otherwise determines is necessary to satisfy its fiduciary duties or applicable Law.

Termination

The Agreement contains certain termination rights for the Company, Parent and Merger Sub. The Agreement may be terminated by mutual written consent of the Company and Parent, or by either party (i) pursuant to the directive of a governmental entity, (ii) if the Merger is not consummated on or before 5:00pm Houston time on July 31, 2024, or (iii) in certain instances of a breach of the other party’s representation, warranty, covenant or other agreement contained in the Agreement. Further, if the Requisite Company Vote is not obtained upon a vote at a duly held meeting of Company stockholders, or at any adjournment or postponement thereof, the Agreement can be terminated, but the Parent is not permitted to terminate if the failure of the Requisite Company Vote is due to a failure of Mr. Maxwell, or others for which he controls voting, to vote in favor of the Merger.

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Prior to the receipt of the Requisite Company Vote, the Parent may terminate within five Business Days after the date on which the Company Board or any committee thereof shall have effected a Change in Company Recommendation. The Company may terminate prior to the receipt of the Requisite Company Vote in the following circumstances: (i) if the Special Committee has made a Change in Company Recommendation in connection with a Superior Proposal that Parent has not agreed in writing to participate in; (ii) in order to accept a Superior Proposal that Parent, NuDevco Retail, LLC or Mr. Maxwell (or their successors) are a party to, and concurrently therewith or promptly thereafter enters into a binding, definitive agreement for such transaction; and (iii) if the Special Committee has made a Change in Company Recommendation in connection with an Intervening Event (as defined in the Agreement).

Except as explicitly provided for in the Agreement, each party shall pay its own expenses incident to preparing for, entering into and carrying out the Agreement and the consummation of Transactions, whether or not the Merger shall be consummated. If (i) Parent terminates the Agreement pursuant to a Change in Company Recommendation or (ii) the Company terminates the Agreement pursuant to a Superior Proposal or Intervening Event, then the Company shall pay Parent cash in amount equal to the reasonable and documented third party expenses of Parent and Merger Sub incurred in connection with this Agreement, not to exceed $300,000.00 (the “Company Termination Fee”). If (i) Parent or Company terminates the Agreement pursuant to a failure to obtain stockholder approval, (ii) on or before the date of any such termination a Competing Transaction shall have been publicly disclosed and not withdrawn, and (iii) within twelve months after the date of such termination, the Company enters into a definitive agreement with respect to a Competing Transaction, then the Company shall pay Parent the Company Termination Fee. In no event will Parent be entitled to receive more than one payment of a Company Termination Fee.

Support Agreement

Parent, Merger Sub, Mr. Maxwell and affiliated entities (collectively, the “Subject Stockholders”) are party to a Support Agreement, dated December 29, 2023. Among other things, the Support Agreement reflects Subject Stockholders’ agreement to vote their shares of Company Common Stock in favor of the approval and adoption of the Agreement and the Transactions, including the Merger. It also reflects Subject Stockholders’ agreement to vote against any proposal, offer or submission with respect to a Competing Transaction.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 2.1, and the terms of the Agreement are incorporated herein by reference. Certain provisions of the Agreement have been summarized or only provided in part as a matter of convenience. The Agreement contains representations, warranties and covenants that the respective parties made to each other as of the dates specified therein. The assertions embodied in those representations, warranties and covenants were made, or will be made, for purposes of the contracts among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreements.

Item 7.01 Regulation FD Disclosure.

On January 2, 2024, the Company issued a press release announcing the execution of the Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01. The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the SEC nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Additional Information and Where to Find It

This Current Report on Form 8-K and the exhibits filed or furnished herewith may be deemed to be a solicitation material in respect of the Merger and Transactions. The Company intends to file a proxy statement and other relevant materials with the SEC in connection with any such solicitation of proxies from Company stockholders. COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS IN THEIR ENTIRETY BEFORE MAKING A VOTING DECISION WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

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Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://www.viarenewables.com.

Participants in the Solicitation

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger and Transactions. Information regarding the ownership of the Company’s directors and executive officers in the Company’s Common Stock is included in its SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website (http://www.viarenewables.com), or through the SEC’s website at www.sec.gov. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

Cautionary Note Regarding Forward Looking Statements

Statements in this Form 8-K and the exhibits filed or furnished herewith contain forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. These forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, can be identified by the use of forward-looking terminology including “may,” “should,” “could,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact, included in this this Form 8-K and the exhibits filed or furnished herewith related to the Merger and Transactions, including their timing and effects, conditions to closing and approval requirements, are forward looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurance that such expectations will prove correct.

The forward-looking statements in this Form 8-K and the exhibits filed or furnished herewith are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement or Change in Company Recommendation; the inability to complete the proposed Merger due to the failure to obtain Requisite Company Vote for the proposed Merger or the failure to satisfy other conditions to completion of the proposed Merger; the failure of the proposed Merger to close for any other reason; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the Transactions; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the Agreement or otherwise; the risk that the pendency of the proposed Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed Merger; the effect of the announcement of the proposed Merger on the Company’s relationships with its contractual counterparties, operating results and business generally; and the amount of the costs, fees, expenses and charges related to the proposed Merger.

Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2022, under the heading “Item 1A. Risk Factors,” and in subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should review the risk factors and other factors noted throughout this Form 8-K and the exhibits filed or furnished herewith that could cause the Company’s actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this communication. Unless required by law, the Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for the Company to predict all risks, nor can it assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of December 29, 2023, by and among Retailco, LLC, NuRetailco LLC and Via Renewables, Inc.
99.1	Press Release of Via Renewables, Inc., dated January 2, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The disclosure letter contemplated by this Agreement and Plan of Merger and the Exhibits to this Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to supplementally furnish to the SEC upon request any omitted disclosure letter or exhibit to the Agreement and Plan of Merger.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 2024

Via Renewables, Inc.

By:	/s/ Mike Barajas
Name:	Mike Barajas
Title:	Chief Financial Officer

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